Additional Information

The combination of Telia and Sonera will be implemented through an exchange offer made by Telia to the shareholders of Sonera. This presentation is neither an offer to purchase nor a solicitaion of an offer to sell shares of Sonera. Any offer in the United States will only be made through a prospectus which is part of a registration statement on Form F-4 that will be filed with the U.S. Securities and Exchange Commission (the “SEC”). Sonera shareholders who are U.S. persons or are located in the United States are urged to carefully review the registration statement on Form F-4 and the prospectus included therein, the Schedule TO and other documents relating to the offer that will be filed by Telia with the SEC because these documents will contain important information relating to the offer. You are also urged to read the related solicitation/recommendation statement on Schedule 14D-9 that will be filed with the SEC by Sonera relating to the offer. You may obtain a free copy of these documents after they are filed with the SEC and other documents filed by Telia and Sonera with the SEC at the SEC’s web site at www.sec.gov. Once such documents are filed with the SEC, you will also be able to inspect and copy the registration statement on Form F-4, as well as any documents incorporated by reference therein, the Schedule TO and the Schedule 14D-9 at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. These documents may also be obtained free of charge by contacting Telia AB, Investor Relations, SE-12386 Farsta, Sweden Attention: External Communications and Investor Relations (tel: 46 8 7137143), or Sonera Corporation, Investor Relations, Teollisuuskatu 15, P.O. Box 106, FIN-00051 SONERA, Finland, Attention: Investor Relations (tel: 358 20401). YOU SHOULD READ THE PROSPECTUS AND THE SCHEDULE 14D-9 CAREFULLY BEFORE MAKING A DECISION CONCERNING THE OFFER.

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A powerful combination.

Mr Tapio Hintikka

Chairman of Sonera and

Proposed new Chairman

A powerful combination

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- Strong financial resources and cash flow
- Qualified operators
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Enhanced cash flow
Medium and near term goals

- Operations in focus
  - Sale of Telia Finland
  - Turnaround of Telia Danmark
  - Capped losses for Sonera Services
  - Financial exposure and investments capped in international 3G ventures
- Efficiency operations to be reinforced through detailed programmes targeting opex and capex
- Tight capex control
- Transform International Carrier into a financially viable operation. Plan with cash flow break through strong value focus with a minimum of further capex

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Home market business overview

Mr Harri Koponen

sonera TELIA





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Cost cutting and capital discipline
(EUR million)

Headcount (year-end)


Telia
Sonera
29,868
11,271
17,149
10,868
2000
2001

Capex/sales


Telia
Sonera
Combined
29.6%
29.6%
27.5%
26.1%
20.9%
16.4%
~20%
~19%
~13%
2000
2001
2002 Target

Capex breakdown


Telia
Sonera
1,894
1,828
430
359
Other
Carrier
Mobile
Fixed
2000
2001

Note: Exluding Baltic countries; pre synergies

Broadband Initiative

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Transaction structure

Mr Kim Ignatius